                                                                    EXHIBIT 4.B2

             AMENDMENT NO. 1 AND LIMITED WAIVER TO CREDIT AGREEMENT

      This Amendment No. 1 and Limited Waiver (this "Amendment") is entered into as of November 4, 2004 by and among Viad Corp, a Delaware corporation (the "Borrower"), Bank One, NA, a national banking association having its principal office in Chicago, Illinois, as Lender and as Administrative Agent ("Administrative Agent"), and the other financial institutions signatory hereto.

                                    RECITALS

      A. The Borrower, the Administrative Agent and the Lenders are party to that certain Credit Agreement dated as of June 30, 2004 (as amended, the "Credit Agreement"). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement. In connection with the Credit Agreement, the Administrative Agent and GES Exposition Services, Inc. ("Guarantor") entered into a Subsidiary Pledge and Security Agreement (the "Subsidiary Pledge Agreement").

      B. On August 14, 2004 the Borrower amended its by-laws without giving the Administrative Agent proper notice under the Credit Agreement (the "Bylaws Amendment"). Guarantor has informed Administrative Agent it has relocated certain collateral without giving the Administrative Agent proper notice under the Subsidiary Pledge Agreement (the "Collateral Move").

      C. The Borrower, the Administrative Agent and the Required Lenders wish to amend the Credit Agreement and waive (i) the Default of the Borrower under the Credit Agreement with respect to the Bylaws Amendment; and (ii) the Default (as defined in the Subsidiary Pledge Agreement) of the Guarantor under the Subsidiary Pledge Agreement with respect to the Collateral Move on the terms and conditions set forth below.

      Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

            1. Amendments to Credit Agreement. Upon the "Effective Date" (as defined below), the Credit Agreement shall be amended as follows:

                  (a) Schedule 1.02 to the Credit Agreement is hereby amended by deleting Exhibit A thereto in its entirety and replacing it with Exhibit A attached hereto.

                  (b) Schedule 6.11 to the Credit Agreement is hereby amended by deleting Exhibit B thereto and replacing it with Exhibit B hereto.

                  (c) Schedule 6.15 to the Credit Agreement is hereby amended by deleting Exhibit D thereto and replacing it with Exhibit D hereto.

            2. The undersigned Lenders hereby: (a) (i) waive any breach of
Section 6.18 of the Credit Agreement arising solely as a result of the Bylaws Amendment, and (ii) waive any Default or Unmatured Default under Section 7.3 of the Credit Agreement which may have arisen from such breach; and (b) (i) waive any breach of Section 4.1.7. of the Subsidiary Pledge Agreement arising solely as a result of the Collateral Move, and (ii) waive any Default under Section
5.1.2 of the Subsidiary Pledge Agreement which may have arisen from such breach.

            3. Representations and Warranties of the Borrower. The Borrower represents and warrants that:

                  (a) Each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof;

                  (b) After giving effect to this Amendment, no Default or Unmatured Default has occurred and is continuing.

            4. Representations and Warranties of the Guarantor. The Guarantor represents and warrants that:

                  (a) Each of the representations and warranties contained in the Subsidiary Pledge Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof;

                  (b) After giving effect to this Amendment, no Default (as defined in the Subsidiary Pledge Agreement) has occurred and is continuing under the Subsidiary Pledge Agreement.

            5. Effective Date. This Amendment shall become effective upon the execution and delivery hereof by the Borrower, the Guarantor and the Required Lenders ("Effective Date").

            6. Reference to and Effect Upon the Loan Documents.

                  (a) Except as specifically amended, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

                  (b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

            7. Costs and Expenses. The Borrower hereby affirms its obligation under Section 9.6 of the Credit Agreement to reimburse the Administrative Agent for all reasonable costs, internal charges and out-of-pocket expenses paid or incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the attorneys' fees and time charges of attorneys for the Administrative Agent with respect thereto.

            8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF NEW YORK BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

            9. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

            10. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

                                           VIAD CORP

                                           By: /s/ Ellen M. Ingersoll
                                              ----------------------------------

                                           Its: Chief Financial Officer

                                           By: /s/ E. A. Newman
                                              ----------------------------------

                                           Its: Treasurer

                                           GES EXPOSITION SERVICES, INC.

                                           By: /s/ Ellen M. Ingersoll
                                              ----------------------------------

                                           Its: Vice President

                                           By: /s/ E. A. Newman
                                              ----------------------------------

                                           Its: Treasurer

                                           BANK ONE, NA,
                                           as Lender and as Administrative Agent

                                           By: /s/ Stephen C. Price
                                              ----------------------------------

                                           Its: Managing Director

                                           WACHOVIA BANK, NATIONAL ASSOCIATION,
                                           as Lender and as Syndication Agent

                                           By: /s/ Kirsten Carver
                                              ----------------------------------

                                           Its: Assistant Vice President

                                           BANK OF AMERICA, N.A.,
                                           as Lender and Co-Documentation Agent

                                           By: /s/ Russell A. McClymont
                                              ----------------------------------

                                           Its: Vice President

                                           KEYBANK NATIONAL ASSOCIATION,
                                           as Lender and Co-Documentation Agent

                                           By: /s/ Brendan A. Lawlor
                                              ----------------------------------

                                           Its: Senior Vice President

        [Signature Page to Amendment No. 1 to Viad Corp Credit Agreement]

                                           CALYON NEW YORK BRANCH

                                           By: /s/ Dianne M. Scott
                                              ----------------------------------

                                           Its: Managing Director

                                           By: Frank Herrera
                                              ----------------------------------

                                           Its: Director

                                           U.S. BANK NATIONAL ASSOCIATION

                                           By:
                                               ---------------------------------

                                           Its:
                                                --------------------------------

                                           BNP PARIBAS

                                           By: /s/ Janice S. H. Ho
                                              ----------------------------------

                                           Its: Director

                                           By: /s/ Tjalling Terpstra
                                              ----------------------------------

                                           Its: Director

                                           WELLS FARGO BANK, NATIONAL
                                           ASSOCIATION

                                           By: /s/ Jason Paulnock
                                              ----------------------------------

                                           Its: Vice President

                                           By: /s/ Beth McGinnis
                                              ----------------------------------

                                           Its: Senior Vice President

       [Signature Page to Amendment No. 1 to Viad Corp Credit Agreement]

                           EXHIBIT A - SCHEDULE 1.02
                              AS OF JUNE 24, 2004
                                     (000)

ISSUED                                   COMPANY                            DATE     EXPIRATION  FOREIGN             AMOUNT
BY            LENDER/LESSOR             SUPPORTED      FACILITY            ISSUED       DATE     CURRENCY   AMOUNT  IN U.S.$
Viad    Petula Associates, Ltd.         GES         Lease (Dallas)       02/24/1998  04/01/2005            $   426  $    426

                                                    Lease (Garden

Viad    7300 Chapman Ave., L.LC.        GES         Grove, CA)            3/31/1999   8/31/2004            $   125  $    125

        Industrial Development
Viad    International (Georgia) L.P.    GES         Lease (Atlanta)      04/25/2001  11/30/2006            $ 1,671  $  1,671

        Beltway Business Park
Viad    Warehouse                       GES         Lease (Las Vegas)    12/14/2001   1/31/2015            $30,000  $ 30,000

                                        GES, E/G,   Master Equipment
Viad    Key Equipment Finance           GPI         Lease                 3/29/2004   3/29/2007            $ 1,000  $  1,000

        Hewlett-Packard Financial                   Master Lease and
Viad    Services Canada Company         GES Canada  Financing Statement   6/24/2004   6/24/2007  Canadian  $   350  $    257

                                                                                                            TOTAL   $ 33,479

                            EXHIBIT B - SCHEDULE 6.11
                               AS OF JUNE 24, 2004
                                      (000)

                                         COMPANY                             DATE      EXPIRATION     FOREIGN                AMOUNT
 ISSUED BY      LENDER/LESSOR           SUPPORTED            FACILITY       ISSUED        DATE       CURRENCY    AMOUNT     IN U.S.$
                   New York
                 Convention          David H. Gibson
               Center Operating          Company                                      Renewable per
    Viad         Corporation     (Exhibitgroup/Giltspur)    Performance   09/03/1998  Labor Agrment            Unspecified  $      0

                                                                L/C
    Viad      Canadian Imperial                              Corporate                    Line
                   Bank           Brewster Transport Co.       Visa        6/23/2004    Termination     C$     $       450  $    330

                                                             Wachovia
                                                             Bank Loan
                                                                and
                                    Viad Corp Employee       Guarantee
 Viad/ESOP         Wachovia        Stock Ownership Plan      Agreement     6/20/1995      6/30/2009                         $ 13,435

Exhibitgroup   Wells Fargo Bank         Donaldson          Exhibit Lease    3/4/2004       4/1/2007                         $      8

Exhibitgroup   Wells Fargo Bank    St. Thomas Creations    Exhibit Lease   3/24/2004       4/1/2007                         $     10

Exhibitgroup   Wells Fargo Bank         Motorola           Exhibit Lease   6/16/2004       7/1/2007                         $     23


Foreign Exchange Rates as of May 31, 2004

                            EXHIBIT D - SCHEDULE 6.15

1. Royal Bank of Scotland Euro Deposit account in the sum of (pound)28,292 (equivalent) - funds held on deposit in favour of Eurotax (our French Fiscal Representatives) in case of default on our French VAT obligations

2. Swiss TVA guarantee in the sum of (pound)13,592 (equivalent) - funds held on deposit by Centra Fides (our Swiss Fiscal Representatives) in case of default on our Swiss VAT obligations

3. Royal Bank of Scotland Deposit account in the sum of (pound)98,000 - funds held on deposit in favour of RBS in case of default on our credit card obligations

4. French TVA guarantee in the sum of(pound)31,514 (equivalent) - funds held on deposit by Eurotax (our French Fiscal Representatives) in case of default by our stated suppliers in respect of their French VAT obligations

5. Hypothecation of Canadian $450,000 in deposits/money market instruments by Brewster Transport Company Limited for letters of credit and corporate Visa account credit line at Canadian Imperial Bank of Commerce

6. Lien in the amount of $900,000 on Viad Corp Vernal, Utah Airport Park property (36.33 acres listed on Exhibit A of Pledge and Security Agreement)